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Exhibit 10.65

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) by and

between Gilmore O’Neill (“Employee”) and Sarepta Therapeutics, Inc. (the “Company”), is made effective as of the date following Employee’s signature and the expiration of the seven (7) day revocation period without revocation (the “Effective Date”) with reference to the following facts:

A.
Employee and Company entered into an Employment Agreement (“Employment Agreement”) dated June 7, 2018.

B.
Pursuant to the Employment Agreement, Employee has been employed by the Company as Executive Vice President, Research and Development, Chief Medical Officer since 2018.

C.
Employee’s period of employment is ending (without “Cause” as defined in Section 8 of the Employment Agreement) on November 30, 2021 (the “Separation Date”).

D.
The Company wishes to continue to retain Employee as a consultant after the Separation Date, and Employee is willing to provide, the Transition Services (as defined below) as set forth in this Agreement.

E.
Employee and the Company want to end their relationship amicably and memorialize the respective rights and obligations of the parties including, without limitation, prompt payment of all amounts due and owing to the Employee.

NOW, THEREFORE, inconsideration of the agreements hereinafter set forth, and based upon the forgoing recitals, each of which are accepted as an integral part of this Agreement, the parties agree, as follows:

1.
Separation Date. Employee acknowledges and agrees that his/her status as an employee of the Company ends on the Separation Date. Employee hereby agrees to execute such further document(s) as shall be determined by the Company as reasonably necessary or desirable to give effect to the termination of Employee’s status as an employee of the Company; provided that such documents shall not be inconsistent with any of the terms of this Agreement or any other written agreement signed by both parties.

2.
Severance Benefits. The Company hereby agrees, subject to(i) Employee’s signing of this Agreement and not revoking this Agreement pursuant to Section 4(b) below, (ii) Employee’s performance of his/her continuing obligations under Sections 11 and 12 of the Employment Agreement, and under the Confidential Proprietary Rights and Non-Disclosure Agreement, to provide to Employee the following payments and benefits:

(a)
Severance Payment. The Company shall pay Employee severance in an amount equal to the aggregate of his i) current base salary for twelve (12) months paid (less applicable tax-related deductions and withholdings) paid as a lump sum within two payroll periods following Separation Date, and ii) 100% of his/her Target Bonus for FY2021 in the amount of $301,958.83, paid as a lump sum within two payroll periods following Separation Date (collectively, the “Severance Pay”).

(b)
Benefits. Employee will continue to be covered by the Company’s group medical,

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dental and/or vision insurance plans (“Health Plans”) as currently elected by Employee through the Separation Date. Regardless of whether Employee executes this Agreement, the Employee’s rights to continue coverage under the Health Plans following the Separation Date shall be governed by the federal law known as COBRA (the terms regarding COBRA will be set forth in a separate written notice). Subject to Employee’s eligibility for, entitlement to, and timely election of continued coverage in Health Plans under COBRA, then during the period between December 1, 2021 and November 29, 2022 (the “COBRA Support Period”), Employee will be entitled to continued participation in Company’s Health Plans and the Company will directly pay the entire COBRA premium on the Employee’s behalf. At the end of the COBRA Support Period, the Company will no longer be obligated to pay premiums as described, and coverage under the Health Plans will be continued only to the extent required by COBRA and only to the extent that Employee timely pays the full premium amount required for COBRA continuation coverage of the Health Plans. Employee should consult the COBRA materials that will be provided under separate cover for details regarding eligibility for, and election of, COBRA continuation coverage of the Health Plans.

(c)
Equity. The outstanding equity awards (“Equity Awards”) issued to Employee as of the Separation Date, as attached hereto in Exhibit A, shall continue to vest through the last day of the Transition Period (as defined below) in accordance with the Company’s 2018 Equity Incentive Plan, the Company’s Amended and Restated 2011 Equity Incentive Plan, and the Company’s 2014 Employment Commencement Incentive Plan, as amended (collectively, the “Equity Agreement”). Employee shall have no less than 12 months from the Separation Date (but in no event beyond the remaining term of such Equity Awards) to exercise any Equity Awards already vested as of Separation Date. Equity Awards that vest during the Transition Period shall be exercisable during the 90-day period following the termination of the Transition Period. All unvested Equity Awards as of the termination of the Consulting Period shall be immediately cancelled and forfeited. Employee’s rights with respect to Equity Awards giantdom/her shall be governed by the Equity Agreement, provided that nothing therein shall be construed in a manner that reduces the period of continued vesting or the period of exercisability identified in this Section 2(b). Employee acknowledges and agrees that except as otherwise stated in this paragraph, he/she does not now, and will not in the future, have rights to vest in any other stock options or equity under any stock option or other equity plan (of whatever name or kind) that Employee participated in, or was eligible to participate in, during his/her employment with the Company.

(d)
Outplacement Services. Should Employee choose to elect them, Company will provide outplacement services at a level commensurate with Employee’s position in accordance with the Company’s practices as in effect from time to time provided that the cost of such outplacement shall not exceed$20,000.00; and provided, further, that such outplacement benefits shall end not later than the last day of the second calendar year that begins after the Separation Date.

(e)
Section 9(c) of the Employment Agreement. Employee acknowledges and agrees that the monetary and other benefits set forth in this Section 2, together with his rights under the 2014 Employment Commencement Incentive Plan in respect of

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Employee’s 12,000 Restricted Stock Units, which became fully vested on May 23, 2019, his rights as an option holder under the Equity Agreement, and his right to enhanced severance benefits in accordance with the Change in Control Severance Agreement, fully satisfy the Company’s obligations under Section 9(c) of the Employment Agreement.

3.
Final Paycheck; Payment of Accrued Wages and Expenses
(a)
Final Paycheck. Employee acknowledges that he is entitled to receive any and all
(a)
unpaid regular wages plus any accrued but unused vacation time (totaling

139.12 hours) through the Separation Date; and(b) any other monies under any other form of compensation or benefit that was due to Employee in connection with his/her employment with, or separation of employment from, the Company, excluding any entitlement under this Agreement and the Equity Agreement in relation to his Equity Awards. Employee is entitled to these payments regardless of whether Employee executes this Agreement.

(b)
Business Expenses. The Company shall reimburse Employee for all outstanding expenses incurred prior to the Separation Date that are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s written requirements in effect at the time of the Separation Date with respect to reporting and documenting such expenses. Employee shall submit for reimbursement all outstanding expenses incurred by the Separation Date on or before November 30, 2021. Employee is entitled to these payments regardless of whether Employee executes this Agreement.

(c)
“Accrued Benefits.” Employee acknowledges that with the payments described in
(a)
and (b) of this Section 3, he will have received all “Accrued Benefits” to which he is entitled under Section 9(c)(I) of his Employment Agreement.

4.
Employee’s Release of the Company. In exchange for Severance Benefits described in Section 2 above, the receipt and adequacy of which consideration is hereby acknowledged:

(a)
Employee, on his/her own behalf and on behalf of his/her family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

i.
any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship; any and all claims for wrongful discharge of employment; termination in

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violation of public policy; discrimination; harassment; retaliation; breach of contract,

both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation;

ii.
libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
iii.
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, 42

U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C.

§ 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (“ADEA”), the Genetic Information Nondiscrimination Act of 2008, 42

U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Payment of Wages Law, Mass. Gen. Laws ch. 149, § 148 et seq. (including, but not limited to, any and all claims for wages, bonuses, commissions, vacation pay or any other type of compensation), the Massachusetts Right of Privacy Law, Mass. Gen. Laws ch. 214, § 1B, the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, and the Massachusetts Family and Medical Leave law, Mass. Gen Laws. ch. 175M, § 1 et seq., all as amended;

iv.
any and all claims for violation of the federal or any state constitution;
v.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
vi.
any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement;
vii.
all claims for breach of contract or of the implied covenant of good faith and fair dealing inherent in any contract between the parties;
viii.
all claims arising out of the Employment Agreement (excluding any right to enforce the indemnification provisions set forth in Sections 20 and 21 thereof); and
ix.
any and all claims for reasonable attorneys’ fees and costs incurred in relation to this Agreement, not to exceed $7,500.

(b)
Employee acknowledges that he/she is waiving and releasing any rights he/she may have under the ADEA, and that this waiver and release is knowing and

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voluntary. Employee acknowledges that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee is entitled absent entering this Agreement. Employee further acknowledges that he/she has been advised by this writing that: (I) he/she should consult with an attorney prior to executing this Agreement; (ii) he/she has been given at least twenty-one (21) days within which to consider this Agreement; (iii) he/she has seven(7) days following his/her execution of this Agreement in which to revoke it; (iv) this Agreement shall not be effective until after the revocation period has expired and Employee will not receive the benefits of Sections 1(a) or 2 of this Agreement until such period has expired without revocation; and(v) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. To revoke his/her acceptance of this Agreement, Employee must contact Ryan Brown,

Senior Vice President and General Counsel, by email at RBrown@Sarepta.com by no later than 5:00 P.M. Eastern Time on or before the seventh (7th) day following

Employee’s signature of this Agreement.

(c)
In giving this release, the Employee expressly waives and relinquishes all rights and benefits under any statute or other law, which provides that a general release does not extend to claims which the creditor/employee does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor/employer.

(d)
THISRELEASE CONTAINSA WAIVER OF RIGHTSUNDER THE MASSACHUSETTSWAGE ACT: Employee acknowledges, agrees and understands that employees have certain rights under the Massachusetts Wage Act, M.G.L. chapter 149 et seq. (the “MA Wage Act”) regarding when, how, and how much they must be paid, including but not limited to the right to be paid wages earned within timeframes provided in the MA Wage Act; that wages include amounts payable to employees for hours worked, which may include salaries, determined and due commissions, overtime pay, tips, and earned vacation or holiday payments due to employees under oral or written agreements; and that employees have the right to bring private lawsuits for violation of the MA Wage Act. Employee affirms that he/she has received all wages, including accrued unused vacation, and Employee voluntarily and knowingly waives all rights under the MA Wage Act.

(e)
Notwithstanding anything in this Section 4 to the contrary, nothing in this Agreement is intended to release or waive Employee’s rights (i) under COBRA, (ii) to unemployment insurance and worker’s compensation benefits, (iii) to enforce any right under the Equity Agreement, which survives the termination of employment, including the right to receive all vested retirement benefits, or vested Equity Awards in accordance with the terms and conditions of the applicable Equity Agreement, (iv) to commence an action or proceeding to enforce the terms of this Agreement, the Equity Agreement, or the Change in Control Severance Agreement, or (v) to indemnification for actions taken by Employee in the course and scope of

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employment to the extent provided for in Sections 20 and 21 of the Employment Agreement, in applicable statutes, or the certificates of incorporation and by-laws of the Company or its affiliates or subsidiaries.

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(f)
Nothing in this Agreement will bar or prohibit Employee from filing an administrative charge, contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law, including the Massachusetts Commission Against Discrimination and the Equal Employment Opportunity Commission. However, Employee nevertheless will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any proceeding in which Employee does so participate.

6.
Promise Not to Sue. Employee agrees that he/she will not initiate or encourage any complaint or lawsuit in any court arising out of or relating to the claims released under this Agreement, whether on Employee’s behalf or in a representative capacity, and will not participate in any such action, whether individually or as a member of a class or other collective mechanism. Provided however, that nothing in this Agreement is intended to interfere with or discourage Employee from communicating with a governmental or regulatory body or official(s) or self-regulatory organization (collectively, “Agency” or “Agencies”) about possible violations of law or otherwise providing information to Agencies or participating in Agency investigations or proceedings. Except as otherwise prohibited by law (e.g., pursuant to Section 21F of the Securities Exchange Act and its corresponding regulations), Employee waives his/her rights to individual relief or monetary recovery based on a charge or complaint filed with an Agency.

7.
Release of Claims by the Company. In consideration of the promises and undertakings made by Employee under this Agreement, including his agreement to provide through the Transition Period, the Company, for itself and on behalf of the other Releasees, hereby and forever releases Employee and his/her family members, heirs, executors, administrators, agents, attorneys and assigns(“Employee Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any Matterson kind, whether presently known or unknown, suspected or unsuspected, that the Releasees may possess gainsayer the Employee Releasees arising from or relating to Employee’s employment with the Company up until and including the Effective Date of this Agreement.

8.
Non-Disparagement; Transfer of Company Property. The Company and Employee further agree that:

(a)
Non-Disparagement. Employee shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, individuals who are known by Employee to be employees of the Company, products, services, technology or business, either publicly or privately. Nothing in this Section is intended or shall be construed to limit the disclosures referred to in Section 5 above. Intern, the Company agrees to direct the members of its Executive Committee and Board of Directors not to disparage Employee in any manner likely to be harmful to Employee, Employee’s business reputation or personal reputation.

(b)
Transfer of Company Property. On or before the Separation Date, Employee shall return to the Company all files, memoranda, records, another documents, and any other physical or personal property which the property of the Company are and

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which he/she has in his/her possession, custody or control at the Separation Date to the Company at 215 First Street, Cambridge, MA 02142 to the attention of Alison Nasisi, Vice-President, Chief People Officer. All data storage devices shall be returned without deletion, alteration or copying by Employee of Company information, data and files.

8.
Employee Representations. Employee warrants and represents that (a) he/she has not filed or authorized the filing of any complaints, charges or lawsuits (that are subject to release under Section 4 of this Agreement) against the Releasees or any affiliate of any Releasee with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on his/her behalf, he/she will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, unless it has been filed with a Government Agency and such efforts are prohibited by law and (b) he/she has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law.

9.
Transition Services During the Transition Period. Beginning December 1, 2021, and ending on the earlier of March 31, 2022 or the date upon which either party commits a material breach of this Agreement, the Equity Agreement, and the Confidential Proprietary Rights and Non-Disclosure Agreement, or the Change in Control Severance Agreement (the “Transition Period”), Employee shall be retained by the Company as a Consultant, and shall make himself available during normal business hours, subject to his individual commitments, to provide the following services to the Company (the “Transition Services”):

(a)
(i) answer questions with respect to matters that were previously within the scope of Employee’s responsibilities, including without limitation, cooperate with assigned Company employees to locate files and other materials pertaining to his duties for the Company; and (ii) provide such other cooperation as is required of him under Section 12 of the Employment Agreement. For the avoidance of doubt, Employee will not be obligated to provide such cooperation in the event that his individual interests conflict with those of the Company in respect of the matter for which his cooperation is requested. Further in performing the Transition Services, Employee will not be given copies of or asked to review or comment on any Confidential Information (as defined in the Confidential Proprietary Rights and Non-Disclosure Agreement).

(b)
The Company’s requests for Transition Services shall not be unduly burdensome and shall not require more than ten (10) hours a week of Employee’s time. The Company shall reimburse Employee for reasonable out-of-pocket expenses incurred in providing the Transition Services consistent with the Company’s published policies for consultants. Such expenses shall include, without limitation, travel costs and, to the extent Employee reasonably believes the separate representations warranted in connection with any internal investigation or administrative, regulatory or judicial proceeding, reasonable legal fees.

(c)
Consideration. In consideration for agreeing to provide the Transition Services, during the Consulting Period, the Employee shall be paid a consulting fee of $400

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per hour for no more than ten (10) hours per week, payable monthly in arrears, with the first payment beginning thirty (30) days after the Separation Date.

10.
Departure Announcements, Inquiries Regarding Employee. The parties agree that the internal statement and the external release (collectively, the “Statements”) will not be released until this Agreement has been signed by both parties. No other statements will be made by either party concerning the other party. To the extent either party receives inquiries from the media, clients, vendors, employees, or any other person regarding Employee or his departure from the Company, responses to such inquiries shall be consistent with the Statements. Any inquiries by a prospective employer will be directed to the head of Human Resources who, in keeping with Company policy, will only confirm the dates of employment and position held by Employee during his employment with the Company.

11.
No Assignment by Employee. Employee warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Employee might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasees because of any actual assignment, subrogation or transfer by Employee, Employee agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Employee’s death, this Agreement shall inure to the benefit of Employee and Employee’s executors, administrators, heirs, distributees, devisees, and legatees. None of Employee’s rights or obligations maybe assigned or transferred by Employee, other than Employee’s rights to payments hereunder, which may be transferred only upon Employee’s death by will or operation of law.

12.
Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts without regard to conflicts of laws principles, or where applicable, United States federal law. The Parties agree that the exclusive forum for any legal action arising out of or relating to this Agreement shall be in the state or federal courts located in the Commonwealth of Massachusetts.

13.
Confidentiality of this Agreement. The parties understand and agree that, except as otherwise required by law, judicial order or the directive of a governmental agency, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained by both parties in confidence and shall not be disclosed to any third party; provided however, that Employee may disclose the terms and contents of this Agreement to his/her spouse and his/her legal and financial advisors, on condition that those recipients agree not to disclose same to others. The Company agrees to hold the terms and contents of this Agreement in confidence, and not disclose any of its terms or provisions, except as may be required by law, court order or the directive of a governmental agency, and except for a) its employees with a need to know for the purpose of fulfilling the Company’s obligations hereunder, b) its Executive Committee and Board of Directors, and c) its legal and financial advisors, provided in each case that such recipients agree not to disclose the same to others.

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14.
Miscellaneous. This Agreement, together with the Parties’ post-termination rights and obligations set forth in Sections 11, 12, 20, 21, 23, 26 and 27 of the Employment Agreement, the Confidential Proprietary Rights and Non-Disclosure Agreement, and the Equity Agreement, and the Change in Control Severance Agreement, comprise the entire agreement between the parties withered the subject matter hereof and supersede, in their entirety, any other agreements between Employee and the Company with regard to the subject matter hereof. Employee acknowledges that there are no other agreements, written, oral or implied, and that he/she may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15.
Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

16.
Code Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, the applicable requirements under Internal Revenue Code Section 409A and the related regulations and guidance issued by the Department of the Treasury, as modified from time to time, including exceptions and exemptions provided for therein (“Section 409A”). Accordingly, this Agreement shall be administered, construed, and interpreted in a manner consistent with such intent. Without limiting the foregoing, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts reimbursable to Employee under this Agreement shall be paid to Employee on or before the last day of the year following the year in which the expense was incurred, the amount of expenses eligible for reimbursement (and in-kind benefits provided to Employee) during one year may not affect amounts reimbursable or provided in any subsequent year, and the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

17.
Compliance with Continuing Obligations. Employee reaffirms his/her continuing obligations under Sections 11 and 12 of the Employment Agreement and under the Confidential Proprietary Rights and Non-Disclosure Agreement; Employee acknowledges and agrees that the payments and benefits provided by Section 2 of this Agreement shall be subject to Employee’s continued compliance with these obligations; provided however, for purposes of clarity, the Parties agree and acknowledge that the period of Employee’s post- termination non-solicitation and non-competition obligations shall commence on the Separation Date without regard to the commencement or duration of the Transition Period.

18.
Defend Trade Secrets Act of 2016. Employee is hereby advised that in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a

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suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

19.
Signatures. Employee and Company agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

To accept the terms of this Separation Agreement and Consulting Agreement and General Release, Employee must sign, date and return a copy to Ryan Brown, Senior Vice President and General Counsel, Sarepta Therapeutics, Inc., by email at RBrown@Sarepta.com within twenty-one (21) days.

IN WITNESS WHEREOF, the undersigned have caused this Separation Agreement and Consulting Agreement and General Release to be duly executed and delivered as of the date indicated next to their respective signatures below.

By: /s/ Dr. Gilmore O’Neill
Name: Dr. Gilmore O’Neill
Title: Executive Vice President, Research and Development, Chief Medical Officer

By: /s/ Ryan E. Brown
Name: Ryan E. Brown
Title: Senior Vice President and General Counsel